Exhibit 4.1
CONSENT TO CREDIT AGREEMENT
     THIS CONSENT TO CREDIT AGREEMENT (this “Consent”), dated as of March 30, 2007 is entered into among RADIO ONE, INC., a Delaware corporation (the “Borrower”), the lenders listed on the signature pages hereof as Lenders (the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).
BACKGROUND
     A. The Borrower, the Lenders, Bank of America, N.A., as syndication agent, Credit Suisse, Merrill Lynch, Pierce Fenner & Smith Incorporated, and SunTrust Bank, as co-documentation agents, and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 13, 2005 (as the same has been amended, restated or modified from time to time, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.
     B. As disclosed by the Borrower in its current report on Form 8-K, filed with the Securities and Exchange Commission on March 16, 2007 (the “March 16 8-K”), the Borrower is conducting a review of its historical stock option granting practices from May 5, 1999 and, because the Borrower has not completed its review, the Borrower was unable to file its annual report on Form 10-K for the year ended December 31, 2006 by March 16, 2007, the date upon which the Form 10-K was due. The Borrower intends to file its annual report on Form 10-K as soon as practicable after the completion of its review, and has requested a consent from the Lenders to extend the due date for delivery of the Borrower’s audited consolidated financial statements for the fiscal year ending December 31, 2006 as required in accordance with Section 5.01(a) of the Credit Agreement.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
     1. CONSENT. Subject to the satisfaction of the conditions of effectiveness set forth in Section 3 hereof, the Required Lenders hereby consent to the extension of the due date to May 15, 2007 for delivery of the Borrower’s audited consolidated financial statements for the fiscal year ending December 31, 2006 required in accordance with Section 5.01(a) of the Credit Agreement. This Consent is limited in scope and does not affect any other covenants or provisions of the Credit Agreement or any other Loan Document.
     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the Effective Date (as defined herein) and after giving effect to the consent set forth in the foregoing Section 1:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent expressly disclosed by the Borrower in the March 16 8-K; and

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     (b) no event has occurred and is continuing which constitutes a Default or Event of Default.
     3. CONDITIONS OF EFFECTIVENESS. This Consent shall not be effective until the satisfaction of each of the following conditions precedent:
     (a) the representations and warranties set forth in Section 2 of this Consent shall be true and correct;
     (b) the Administrative Agent shall have received counterparts of this Consent executed by the Required Lenders; and
     (c) the Administrative Agent shall have received counterparts of this Consent executed by the Borrower and Guarantors.
     4. REFERENCE TO THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.
     (a) Upon and during the effectiveness of this Consent, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement or the other Loan Documents, as the case may be, as affected by this Consent.
     (b) Except as expressly set forth herein, this Consent shall not by implication or otherwise limit, impair, constitute an amendment of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower, Guarantors or Lenders to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Documents in similar or different circumstances.
     (c) Notwithstanding that such consent is not required hereunder, each of the Guarantors hereby consents to the execution and delivery of this Consent and reaffirm its respective obligations under the Guarantee and Collateral Agreement.
     5. COSTS AND EXPENSES. The Borrower shall be obligated to pay the costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Consent and the other instruments and documents to be delivered hereunder.
     6. EXECUTION IN COUNTERPARTS. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all such counterparts together shall constitute but one and the same instrument and signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature

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pages are physically attached to the same document. For purposes of this Consent, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document. This Consent shall become effective when the Administrative Agent has received counterparts of this Consent executed by the Borrower and the Required Lenders and each of the conditions precedent set forth in Section 3 have been satisfied (the “Effective Date”).
     7. GOVERNING LAW; BINDING EFFECT. This Consent shall be governed by and construed in accordance with the laws of the State of New York. This Consent shall be binding upon the Borrower and each Lender and their respective successors and assigns.
     8. HEADINGS. Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purpose.
     9. ENTIRE AGREEMENT. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AFFECTED BY THIS CONSENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Left Intentionally Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER: RADIO ONE, INC.
By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

OTHER GUARANTORS
(for purposes of Section 4 hereof):

RADIO ONE, INC.
RADIO ONE LICENSES, LLC
BELL BROADCASTING COMPANY
RADIO ONE OF DETROIT, LLC
RADIO ONE OF ATLANTA, LLC
ROA LICENSES, LLC
RADIO ONE OF CHARLOTTE, LLC
CHARLOTTE BROADCASTING, LLC
RADIO ONE OF NORTH CAROLINA, LLC
RADIO ONE OF AUGUSTA, LLC
RADIO ONE OF BOSTON, INC.
RADIO ONE OF BOSTON LICENSES, LLC
RADIO ONE OF INDIANA, LLC
RADIO ONE OF TEXAS I, LLC
RADIO ONE OF TEXAS II, LLC
BLUE CHIP BROADCASTING, LTD.
BLUE CHIP BROADCASTING LICENSES, LTD.
SATELLITE ONE, L.L.C.
HAWES-SAUNDERS BROADCAST PROPERTIES, INC.
RADIO ONE OF DAYTON LICENSES, LLC
NEW MABLETON BROADCASTING CORPORATION
RADIO ONE MEDIA HOLDINGS, LLC
RADIO ONE CABLE HOLDINGS, INC.

By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

RADIO ONE OF INDIANA, L.P.
By:	Radio One, Inc.,
its general partner

By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

RADIO ONE OF TEXAS, L.P.
By:	Radio One of Texas I, LLC,
its general partner

By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

SYNDICATION ONE, INC.
By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

MAGAZINE ONE, INC.
By:	/s/ Scott R. Royster
	Name:	Scott R. Royster
	Title:	Exec Vice Pres & CFO

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

ADMINISTRATIVE AGENT, ISSUING BANK AND REQUIRED LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Bank and as a Lender

By:	/s/ Russ Lyons
	Name:	Russ Lyons
	Title:	Director

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

BANK OF AMERICA, N.A., as Syndication Agent, Issuing Bank and as a Lender
By:	/s/ Todd Shipley
	Name:	Todd Shipley
	Title:	Senior Vice President

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Co-Documentation Agent and as a Lender
By:	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Vice President

By:	/s/ Laurence Lapeyre
	Name:	Laurence Lapeyre
	Title:	Associate

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED, as Co-Documentation Agent
By:	/s/ Nancy Meadows
	Name:	Nancy Meadows
	Title:	Vice President

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

Merrill Lynch Capital Corporation, as a Lender
By:	/s/ Nancy Meadows
	Name:	Nancy Meadows
	Title:	Vice President

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

SUNTRUST BANK, as Co-Documentation Agent and as a Lender
By:	/s/ Kip Hurd
	Name:	Kip Hurd
	Title:	Director

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

NATIONAL CITY BANK, as a Lender
By:	/s/ Elizabeth Brosky
	Name:	Elizabeth Brosky
	Title:	Vice President

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

DIAMOND SPRINGS TRADING LLC, as a Lender
By:	/s/ L. Murchison Taylor
	Name:	L. Murchison Taylor
	Title:	Vice President

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

CALYON NEW YORK BRANCH, as a Lender
By:	/s/ Tanya Crossley
	Name:	Tanya Crossley
	Title:	Managing Director

By:	/s/ John McCloskey
	Name:	John McCloskey
	Title:	Managing Director

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

Bank of Scotland, as a Lender

By:	/s/ Karen Weich

	Name:	Karen Weich
	Title:	Vice President
CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By:	/s/ Karl Kieffer
Name:	Karl Kieffer
Title:	Duly Authorized Signatory

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

COÖPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH,
as a Lender

By:	/s/ Laurie Blazek
Name: Laurie Blazek
Title: Executive Director

By:	/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director
CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

BLACK DIAMOND CLO 2006-1(CAYMAN), Ltd.
By: Black Diamond CLO 2006-1 Adviser, L.L.C.
As Its Collateral Manager,
as a Lender

By:	/s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal
CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

The Royal Bank of Scotland plc,
as a Lender

By:	/s/ Andrew Wynn
Name: Andrew Wynn
Title: Managing Director
CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

AIB Debt Management Limited, as a Lender
By:	/s/ Roisin O’Connell
	Name:	Roisin O’Connell
	Title:	Vice President Investment Advisor to AIB Debt Management, Limited

By:	/s/ Anthony O’Reilly
	Name:	Anthony O’Reilly
	Title:	Senior Vice President Investment Advisor to AIB Debt Management, Limited

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

Allied Irish Banks, plc., as a Lender
By:	/s/ Roisin O’Connell
	Name:	Roisin O’Connell
	Title:	Vice President

By:	/s/ Anthony O’Reilly
	Name:	Anthony O’Reilly
	Title:	Senior Vice President

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Christophe Vohmann
	Name:	Christophe Vohmann
	Title:	Vice President

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE

Grand Central Asset Trust, BDC Series, as a Lender
By:	/s/ Molly Walter
	Name:	Molly Walter
	Title:	Attorney-In-Fact

CONSENT TO CREDIT AGREEMENT — SIGNATURE PAGE